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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) September 23, 2004

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                      ENDAVO MEDIA AND COMMUNICATIONS, INC.
                            (formerly CeriStar, Inc.)
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   87-0642448
                      (IRS Employer Identification Number)

                          50 West Broadway, Suite 1100
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                Paul D. Hamm, CEO
                      Endavo Media and Communications, Inc.
                          50 West Broadway, Suite 1100
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 350-2017
              (Registrant's telephone number, including area code)

 Section 5 - Corporate governance and management

 Item 5.03 Amendments to articles of incorporation or bylaws; change in fiscal year.

         Effective September 23, 2004 at 4:00 P.M. E.D.T., CeriStar, Inc., a Delaware corporation amended and restated its Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000 and increase the number of authorized shares of preferred stock to 5,000,000 shares.

         Effective September 23, 2004 at 4:01 P.M. E.D.T., CeriStar, Inc. changed its name to Endavo Media and Communications, Inc. (the "Corporation").


SECTION 8 - OTHER EVENTS

Item 8.01   Other Events

         Effective September 23, 2004 at 4:01 P.M. E.D.T., the Board of Directors of the Corporation authorized a reduction in the total number of shares of Common Stock of the Company at the ratio of one new share for 16 old shares. As of the date of this Form 8-K, there are 43,295677 shares of Common Stock issued and outstanding. After the reduction, the total number of outstanding shares of Common Stock will be approximately 2,705,980.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENDAVO MEDIA AND COMMUNICATIONS, INC.




By:/s/Paul D. Hamm
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    Paul D. Hamm, President

Date:  September 24, 2004